Exhibit 4.2

PREFERRED STOCK PURCHASE AGREEMENT

AMONG

CENTERPOINT ENERGY, INC.,

BEP SPECIAL SITUATIONS 2 LLC,

AND

BEP SPECIAL SITUATIONS IV LLC

Dated as of May 6, 2020

SCHEDULES AND EXHIBITS

Schedule A	List of Investors and Notice Addresses
Exhibit A	Form of Statement of Resolution
Exhibit B	Form of Company Counsel Opinion

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 6, 2020, is made by and among CenterPoint Energy, Inc., a Texas corporation (the “Company”), on the one hand, and BEP Special Situations 2 LLC, a Delaware limited liability company, and BEP Special Situations IV LLC, a Delaware limited liability company (together, the “Investor”), on the other hand. The Company and the Investor are referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable and has authorized the issuance and sale of 725,000 shares of the Company’s Series C Mandatory Convertible Preferred Stock, with a par value of $0.01 per share (the “Series C Preferred Stock”), to the Preferred Investors (as defined below), with the Investor receiving the number of shares of Series C Preferred Stock set forth across from its name on Schedule A) (the “Private Placement Shares”);

WHEREAS, subject to the terms and conditions contained in this Agreement, the Company has agreed to issue and sell, and the Investors have agreed to purchase, the Private Placement Shares, upon the terms and conditions set forth herein. The rights, preferences and privileges of the Private Placement Shares, including the terms upon which the Private Placement Shares may be converted into shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), are set forth in the form of Statement of Resolution Establishing Series of Shares Designated Series C Preferred Stock attached hereto as Exhibit A (the “Statement of Resolution”);

WHEREAS, concurrently with this Agreement, the Company has entered into that certain Preferred Stock Purchase Agreement, dated on the date hereof (the “Other Preferred Stock Purchase Agreement”), between the Company, on the one hand, and Elliott International, L.P., a Cayman Islands limited partnership, and Elliott Associates, L.P., a Delaware limited partnership (together, “Elliott” and, together with the Investor, the “Preferred Investors”), on the other hand, providing for the concurrent purchase by Elliott of 625,000 shares of Series C Preferred Stock, with such Other Preferred Stock Purchase Agreement and the transactions contemplated thereby having substantially identical terms as are set forth herein;

WHEREAS, concurrently with the consummation of the Closing (as defined below) and the Other Preferred Stock Purchase Agreement, the Company is consummating the transactions contemplated by the Common Stock Purchase Agreements (as defined below).

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company and the Investors hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement, the following terms shall have the respective meanings specified below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person, excluding, in respect of the Investor, any portfolio operating company (as such term is understood in the private equity industry) of the Investor or its Affiliates. “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the Preamble.

“Articles of Incorporation” means the Restated Articles of Incorporation of the Company, as amended and in effect on the date hereof.

“Authorized Preferred Stock” has the meaning set forth in Section 3.2(a).

“Basket Investments” has the meaning set forth in Section 5.3(a).

“Beneficial Ownership” means, with respect to any security, (a) record ownership of such security, or (b) beneficial ownership of such security as defined under Rules 13d-3 and 13d-5 under the Exchange Act; provided that such Beneficial Ownership shall further be deemed to include any shares or other units of such security as to which (i) such Person has a right to acquire such record ownership or beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time, only upon the satisfaction of certain conditions precedent or aggregate ownership limitations, or the occurrence of any combination of the foregoing, and (ii) any shares or units of such security that are referenced in any total return swap contracts or similar financial instruments or transactions, whether or not cash-settled, that are owned of record or beneficially by such Person. “Beneficially Own,” “Beneficially Owns,” “Beneficially Owned,” “Beneficially Owning” and “Beneficial Owner” shall have correlative meanings. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates.

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or the State of Texas are authorized or required by Law or other governmental action to close.

“Capitalization Date” has the meaning set forth in Section 3.2(a).

“Closing” has the meaning set forth in Section 2.3(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Purchase Agreements” means those certain purchase agreements, dated as of May 6, 2020, in each case, by and among the Company and the investors party thereto, pursuant to which the Company is issuing and selling shares of Common Stock to such investors for an aggregate purchase price of $675,000,000.00.

“Communication Conditions” has the meaning set forth in Section 5.3(a)(ii).

“Company” has the meaning set forth in the Preamble.

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Investments” has the meaning set forth in Section 5.3(a)(i).

“Company SEC Documents” has the meaning set forth in Section 3.8(a).

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities or by Contract or agency or otherwise. “Controlled” has a correlative meaning.

“Cutback Participant” has the meaning set forth in Section 6.2(c)(ii).

“Earnings Material” means the quarterly earnings report for the period ended March 31, 2020 and related supplemental materials which shall include (i) a press release, (ii) current report on Form 8-K and (iii) supplemental materials annexed as an exhibit to the Current Report on Form 8-K described in clause (ii) above, which, for the avoidance of doubt, shall include the related earnings presentation.

“Enable SEC Documents” means all forms, documents and reports required to be filed or furnished by Enable Midstream Partners, LP with the SEC since January 1, 2018, together with all other forms, documents and reports filed or furnished by Enable Midstream Partners, LP with the SEC, including the exhibits thereto and documents incorporated by reference therein.

Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” has the meaning set forth in Section 5.3(a).

“Filing Deadline” has the meaning set forth in Section 6.1(a).

“Form S-1 Shelf” has the meaning set forth in Section 6.1(a).

“Form S-3 Shelf” has the meaning set forth in Section 6.1(a).

“Fraud” means common law fraud; provided, however, that the term “Fraud” does not include the doctrine of constructive or equitable fraud.

“Fundamental Representations” has the meaning set forth in Section 7.11(a).

“GAAP” has the meaning set forth in Section 3.9.

“Governmental Entity” means any (a) national, federal, state, provincial, county, municipal or local governmental or quasi-governmental instrumentality, whether foreign or domestic, (b) political subdivision of any of the foregoing, and (c) entity, authority, agency, ministry board, commission, department, court, tribunal, bureau or similar body exercising any legislative, judicial, regulatory or administrative authority, including any arbitrator or arbitration body, commission or tribunal established to perform any such function or of applicable jurisdiction.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Interruption Period” has the meaning set forth in Section 6.4(c).

“Investor” has the meaning set forth in the Preamble.

“JV Entities” means Enable GP, LLC, ProLiance Holdings, LLC, Fiber Link, LLC, 3603 Jensen, LLC, 926 Pulliam Street, LLC, Reliant Services, Inc., Midwest Corporate Tax Credit Fund II, LP and Cambridge Ventures, LP. and their respective Subsidiaries.

“Knowledge of the Company” shall mean the actual knowledge of the individuals listed on Section 1.1 of the Company Disclosure Schedule.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” means any legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, notices of noncompliance or violations, or proceedings.

“Legend” has the meaning set forth in Section 5.2.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, preemptive or subscription right, conditional sale or other title retention agreement, defect in title, lien or judicial lien or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 6.8(a).

“Maximum Offering Size” has the meaning set forth in Section 6.2(c).

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity.

“Other Preferred Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Participation Conditions” shall have the meaning set forth in Section 6.2(b).

“Party” and “Parties” have the meanings set forth in the Preamble.

“Permitted Loan” means a bona fide loan or lending transaction.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Preferred Investors” has the meaning set forth in the Recitals.

“Potential Takedown Participant” has the meaning set forth in Section 6.2(b).

“Press Release” has the meaning set forth in Section 5.4.

“Private Placement” means the purchase by the Investor of the Private Placement Shares for the Purchase Amount on the terms reflected in this Agreement.

“Private Placement Shares” has the meaning set forth in the Recitals.

“Pro Rata Portion” means, with respect to each Preferred Investor requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Preferred Investor, and the denominator of which is the aggregate number of Registrable Securities held by all Preferred Investors requesting that their Registrable Securities be registered or sold.

“Public Communications” means any communications by or on behalf of the Company or its Subsidiaries in its SEC filings, press releases, earnings calls, analyst calls or on its website, or any other communications by or on behalf of the Company or its Subsidiaries that are publicly available, including statements made by officers of the Company to media and news outlets that are publicly disseminated.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement.

“Purchase” has the meaning set forth in Section 5.3(a).

“Purchase Amount” means the aggregate purchase price of $100,000,000 for the Private Placement Shares.

“Registrable Securities” means shares of Common Stock received or receivable upon conversion of the Private Placement Shares; provided that any such shares shall cease to constitute “Registrable Securities” upon the earliest to occur of (i) the date on which such shares are disposed of pursuant to an effective Registration Statement under the Securities Act or pursuant to Rule 144 (or any similar provisions then in force) of the Securities Act, (ii) the date on which such shares cease to be outstanding, (iii) the date on which such shares have been transferred in a transaction in which the Investor’s rights under this Agreement are not assigned in accordance with the terms of this Agreement to the transferee of such shares, (iv) that date that such shares are freely saleable under Rule 144 (or any similar provisions then in force), and (v) the third anniversary of the date hereof.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; provided that the term “Registration Statement” shall not include a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Remaining Securities” has the meaning set forth in Section 6.2(c)(ii).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, limited partners, general partners, management companies, investment managers, shareholders, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“S-1 Shelf Filing Deadline” has the meaning set forth in Section 6.1(a).

“S-3 Shelf Filing Deadline” has the meaning set forth in Section 6.1(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series C Preferred Stock” has the meaning set forth in the Recitals.

“Shelf Period” has the meaning set forth in Section 6.1(b).

“Shelf Registration Statement” has the meaning set forth in Section 6.1(a).

“Shelf Takedown Notice” has the meaning set forth in Section 6.2(b).

“Shelf Takedown Request” has the meaning set forth in Section 6.2(a).

“Standstill Period” means with respect to the Investor, the period of time commencing on the date hereof and ending on June 30, 2022.

“Statement of Resolution” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than 50% of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.

“Suspension Period” has the meaning set forth in Section 6.3(a)(iii).

“Takedown Requesting Investor” has the meaning set forth in Section 6.2(a).

“Taxes” means any and all taxes, assessments, duties, levies or other similar charges imposed by a Governmental Entity, including any and all federal, state, local and foreign income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, together with any additions to tax, penalties and interest imposed by any Governmental Entity in respect thereof.

“Tax Forms” has the meaning set forth in Section 7.10.

“Tax Return” means any return, report or similar filing (including any elections, notifications, declarations, information statement, schedules or attachments thereto, and any amendment thereof) with respect to Taxes filed or required to be filed with any Governmental Entity.

“Transfer” means to voluntarily or involuntarily sell, mortgage, gift, assign, contribute, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly, in any case, whether by merger, testamentary disposition, operation of Law or otherwise, or enter into a definitive agreement with respect to any of the foregoing. “Transfer” used as a noun has a correlative meaning. Notwithstanding the foregoing, each of the following shall be deemed not to be a “Transfer” for the purposes of this Agreement: (i) a pledge of or grant of a security interest by a holder in any Private Placement Shares Beneficially Owned by such holder, in connection with such holder’s bona fide indebtedness for borrowed money, to any creditor, lender or other person performing similar functions in the ordinary course of such creditor’s, lender’s or other person’s business to which such pledge or grant is made, (ii) the exercise by any pledgee or grantee described in the foregoing clause (i) of its rights to foreclose on or by similar remedy otherwise acquire such shares, (iii) any transfer of any Private Placement Shares by the Investor to an Affiliate of the Investor, but in the case of this clause (iii), provided that (1) the Investor shall cause such Affiliate to comply with the terms of this Agreement and (2) the Investor shall cause such Affiliate to transfer the Private Placement Shares so transferred back to the Investor or another Affiliate of Investor in accordance with this clause at or before such time as such Affiliate ceases to be an Affiliate of the Investor, and (iv) any transfer by a limited partner of equity interests in any person that holds a direct or indirect interest in the Investor (or, to the extent any Private Placement Shares are transferred to an Affiliate of the Investor, in such Affiliate). “Transferred” shall have a correlative meaning.

“Transfer Restricted Period” has the meaning set forth in Section 2.4(b).

“Underlying Shares” means shares of Common Stock issued or issuable upon conversion of the Private Placement Shares.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“Voting Securities” means, at any time, shares of any class of capital stock or other securities of the Company, including the Common Stock, which are entitled to vote generally in the election of directors to the Board and not solely upon the occurrence and during the continuation of certain specified events.

Section 1.2    Construction. In this Agreement, unless the context otherwise requires:

    (a)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

    (b)    references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

    (c)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

    (d)    the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

    (e)    the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

    (f)    “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

    (g)    references to “day” or “days” are to calendar days;

    (h)    references to “the date hereof” means the date of this Agreement;

    (i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

    (j)    references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II

PRIVATE PLACEMENT

Section 2.1    The Private Placement. On and subject to the terms and conditions hereof, the Investor agrees to purchase, and the Company agrees to issue and sell to the Investor, on the date hereof for the Purchase Amount, the Private Placement Shares, free and clear of any Liens or other restrictions on transfer (other than applicable federal and state securities Law restrictions or as set forth herein or in the Statement of Resolution). The offer and sale of the Private Placement Shares purchased by the Investor pursuant to this Agreement will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act.

Section 2.2    Funding. On the date hereof, and subject to the issuance of the Private Placement Shares as contemplated by Section 2.3(b), the Investor shall deliver and pay the Purchase Amount by wire transfer of immediately available funds in U.S. dollars into the bank account designated by the Company in satisfaction of the Investor’s obligation to purchase the Private Placement Shares.

Section 2.3    Closing.

    (a)    The closing of the Private Placement (the “Closing”) shall take place by electronic exchange of documents, or by such other method as shall be agreed to by the Parties, on the date hereof.

    (b)    At the Closing, issuance of the Private Placement Shares will be made by the Company to the Investor against payment of the Purchase Amount. In addition, at the Closing the Investor shall have received the opinion of Baker Botts LLP, corporate counsel to the Company, in the form set forth in Exhibit B attached hereto. As soon as practicable following the Closing, the Company shall obtain evidence that the Statement of Resolution has been filed by the Company with the Secretary of State of the State of Texas and shall provide such evidence to the Investor. The Private Placement Shares to be delivered pursuant to this Section 2.3(b) shall be represented by physical certificates to the extent that such Private Placement Shares are in certificate form, and to the extent that such Private Placement Shares are not in certificate form, evidence of book-entry transfer of such Shares, which shall be delivered to the Investor immediately following the Closing. Notwithstanding anything to the contrary in this Agreement, all Private Placement Shares deliverable pursuant to this Agreement will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery (“Transfer Taxes”) duly paid by the Company.

    (c)    The Investor and the Company, respectively, will be entitled to deduct and withhold from any amounts payable pursuant to or as contemplated by this Agreement, the Series C Preferred Stock or the Common Stock any withholding Taxes or other amounts required under the Code or any applicable Tax Law to be deducted and withheld. To the extent that any such amounts are so deducted or withheld and timely paid over to the applicable Governmental Entity, such amounts will be treated for all purposes of this Agreement, the Series C Preferred Stock or the Common Stock, respectively, as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.4    Restrictions on Transferability.

    (a)    Starting from the date hereof and until the date that is six months after the date hereof (such period, the “Transfer Restricted Period”), the Investor may not Transfer any Private Placement Shares or Common Stock resulting from the conversion of the Investor’s Private Placement Shares to any other Person, in each case except with the prior written consent of the Company in its sole discretion, and, in the case of any such Transfer, subject to compliance with applicable Law. After the date of expiration of the Transfer Restricted Period, the Investor (and any subsequent permitted transferees) may Transfer Private Placement Shares and Common Stock resulting from the conversion of the Investor’s Private Placement Shares, subject to compliance with applicable Law.

    (b)    Notwithstanding Section 2.4(a), the Investor shall be permitted to Transfer any portion of its Private Placement Shares or Common Stock resulting from the conversion of the Investor’s Private Placement Shares, at any time, under any of the following circumstances:

(i)    Transfers pursuant to or following the announcement of, a merger, consolidation or other business combination, involving the Company or the announcement of the sale of all or substantially all of the assets of the Company, in each case, in a transaction that has been approved by the Board;

(ii)    Transfers pursuant to a tender offer or exchange offer for Voting Securities if such offer is made by a Person who is not a Preferred Investor or any of their Affiliates, and recommended by the Board; or

(iii)    Transfers in the form of a sale to a third party for cash solely to the extent that the net proceeds of such sale are solely used to satisfy a margin call (i.e., posted as collateral) or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan that is reasonably likely to occur (in each case through no fault of the Investor or any of its Affiliates).

    (c)    Notwithstanding Section 2.4(a) and Section 2.4(b), the Investor will not at any time (without the prior written consent of the Board) knowingly (in the case of a Transfer to a known third party, after inquiry to such third party (other than any underwriter, dealer (including a dealer acting as a block positioner), market maker, placement agent or initial purchaser thereof) ) Transfer in a privately-negotiated transaction any Private Placement Shares or any shares of Common Stock resulting from the conversion of any Private Placement Shares to any Person or “group” (within the meaning of

Section 13(d)(3) of the Exchange Act) (other than any underwriter, dealer (including a dealer acting as a block positioner), market maker, placement agent or initial purchaser thereof) (i) that is a competitor of the Company or (ii) if such Transfer would result in such Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) Beneficially Owning 5.0% or more of the Company’s then outstanding Common Stock, except in connection with any public sale of the Company’s Common Stock or other securities effected through a registered underwritten offering. In no event shall the foregoing limitations apply to, or limit in any way, sales by the Investor in registered offerings, in transactions effected on any exchange or in block trades to a broker-dealer in a block sale so long as such broker-dealer is purchasing such securities for its own account and makes block trades in the ordinary course of its business.

    (d)    Any attempted Transfer in violation of this Section 2.4 shall be null and void ab initio.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (a) the Company SEC Documents or the Enable SEC Documents (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” section of such Company SEC Documents, and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or (b) the disclosure schedule delivered to Investor prior to or concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face, the Company hereby represents and warrants to the Investor (unless otherwise set forth herein, as of the date hereof) as set forth below (provided, that each of the below representations and warranties applicable to Subsidiaries of the Company shall apply to the JV Entities that are deemed Subsidiaries of the Company, but only to the extent of the Knowledge of the Company):

Section 3.1    Organization and Qualification. The Company has been incorporated and is validly existing as a corporation in good standing under the Laws of the State of Texas, has the corporate power and authority to own, lease or operate its property and to conduct its business in which it is currently engaged and presently proposes to engage and is qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement.

Section 3.2    Capitalization.

    (a)    The authorized stock of the Company consists of 1,000,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.01 par value (“Authorized Preferred Stock”). As of March 31, 2020 (the “Capitalization Date”), (i) 502,647,495 shares of Common

Stock were issued and outstanding (which, for the avoidance of doubt, includes the 166 shares of Common Stock held in treasury), (ii) 166 shares of Common Stock were held in treasury, (iii) 2,567,074 shares of Common Stock were issuable in respect of settlement of any outstanding awards of restricted share units, phantom shares, restricted stock or similar equity awards with respect to shares of Common Stock, and (iv) of the Authorized Preferred Stock, (A) 800,000 shares of Series A Preferred Stock, $0.01 par value per share and (B) 977,500 shares of Series B Preferred Stock, $0.01 par value per share.

    (b)    As of the Capitalization Date, except as contemplated by this Agreement, the Other Preferred Stock Purchase Agreement or the Common Stock Purchase Agreements or with respect to securities issued or issuable under existing equity compensation plans of the Company or the satisfaction of Tax withholding with respect to the exercise of stock options or the vesting of awards of restricted share units, phantom shares, restricted stock or similar equity awards of the Company, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other contracts relating to the issuance or repurchase of capital stock, or other equity interests of the Company to which the Company is a party, or by which it is bound, obligating the Company to (A) issue, transfer or sell or cause to be issued, transferred or sold, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries (other than the JV Entities) or securities convertible into or exchangeable for such shares of capital stock or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or contract, or (C) redeem or otherwise acquire any number of such shares of capital stock or other equity interests.

    (c)    Except as contemplated by this Agreement, the Other Preferred Stock Purchase Agreement or the Common Stock Purchase Agreements, there are no voting trusts or other contracts to which the Company is a party with respect to voting or registration of the capital stock or other equity interests of the Company.

Section 3.3    Authorization, Execution and Delivery. The Company has requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Private Placement and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Private Placement have been duly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize the Private Placement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Investor, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally or equitable considerations.

Section 3.4    No Conflict. Neither the offer and sale of the Private Placement Shares nor the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or the transactions contemplated hereby will conflict with, result in a violation of or default under, or the imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to (a) any provision of applicable Law, (b) the Articles of Incorporation or other organizational documents, each as amended, of the Company or any Subsidiary of the Company, (c) any agreement or other instrument binding upon the Company or any Subsidiary of the Company or (d) any Order to which the Company or any Subsidiary of the Company or any of their properties or assets is subject, except in the case of clauses (a), (c) and (d) for any such conflict, violation, default or Lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement.

Section 3.5    Consents and Approvals. No consent, approval, authorization, Order, registration, qualification or filing of or with any Governmental Entity by the Company is required in connection with the transactions contemplated herein, except (a) such as may be required under the Exchange Act, the Securities Act, applicable state securities or “Blue Sky” Laws, (b) the filing of the Statement of Resolution with the Secretary of State of the State of Texas, which shall have been filed as of the Closing and (c) such other consent, approval, authorization, Order, registration, qualification or filing that that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement.

Section 3.6    Issuance; Valid Issuance. The Private Placement Shares to be issued in connection with the consummation of the Private Placement and pursuant to the terms of this Agreement, and the Common Stock to be issued upon conversion of the Private Placement Shares, will, when issued and delivered on the date hereof (or the applicable date of conversion with respect to any Common Stock issued upon the conversion of the Private Placement Shares), be duly authorized by all necessary corporate action on the part of the Company and validly issued and shall be fully paid and non-assessable (other than filing of the Statement of Resolution with the Secretary of State of the State of Texas), and such Common Stock and Private Placement Shares will be free and clear of all Transfer Taxes and Liens (other than transfer restrictions imposed hereunder, under the Articles of Incorporation or by applicable Law). Assuming the accuracy of the representations and warranties of the Investor set forth in Article IV, the issuance and sale of such Common Stock and Private Placement Shares to the Investor in the manner contemplated by this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.7    Investment Company Act. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.8    Compliance with SEC Filings.

    (a)    The Company has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2018 (all such documents together with all other forms, documents and reports filed or furnished by the Company with the SEC, including the exhibits thereto and documents incorporated by reference therein, and together with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 in substantially the form and substance provided to the Investor prior to the execution and delivery of this Agreement, the “Company SEC Documents”). As of their respective SEC filing dates or, if amended, as of the date of such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b)    The Company maintains (x) systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act in all material respects and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (y) a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files with the SEC comply with the requirements of the SEC’s rules and forms in all material respects, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures were effective as of the times indicated in the Company SEC Documents. The Company’s internal control over financial reporting was effective as of the times indicated in the Company SEC Documents and, at such times, the Company was not aware of any “material weaknesses” (as defined by the SEC) in its internal control over financial reporting relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

Section 3.9    Financial Statements. The audited consolidated financial statements and unaudited consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to the Company and the absence of footnote disclosures), and were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X).

Section 3.10    No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Company’s most recent consolidated balance sheets (or stated in the notes thereto) included in the Company SEC Documents, (b) for liabilities and obligations incurred since December 31, 2019 in the ordinary course of business, (c) as expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby or (d) have been discharged or paid prior to the date of this Agreement, neither the Company nor any of its Subsidiaries, taken as a whole, has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto) other than those which would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or the Company’s ability to perform its obligations under this Agreement.

Section 3.11    Absence of Certain Changes or Events. Since the date of the Company’s most recent consolidated balance sheet included in the Company SEC Documents, there has not occurred any change, event or development that has, individually or in the aggregate, materially and adversely affected the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement, or would, individually or in the aggregate, reasonably be expected to do so.

Section 3.12    Litigation. Except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement, (a) there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened by any Governmental Entity to which the Company or any Subsidiary of the Company is a party or to which any of the assets or properties of the Company or any Subsidiary of the Company is subject and (b) there are no Orders against the Company or any of its Subsidiaries, in each case, by any Governmental Entity.

Section 3.13    Compliance with Law. The Company and each of its Subsidiaries are, and since January 1, 2018 have been, in compliance with and not in default under or in violation of any Law, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement. Since January 1, 2018, neither the Company nor any of its Subsidiaries has received any written notice or, to the to the Knowledge of the Company, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement.

Section 3.14    Tax Matters(a) . Except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement, (i) each of the Company and its Subsidiaries have timely filed or caused to be filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by the Company or any of its Subsidiaries, and all such Tax Returns were true, correct and complete; (ii) each of the Company and its Subsidiaries has timely paid or caused to be paid (taking into account any extension of time within which to pay) all Taxes required to be paid by it, except for Taxes that are being contested in good faith by appropriate proceedings and with respect to which there are adequate accruals or reserves on the financial statements of the Company and its Subsidiaries; (iii) each of the Company and its Subsidiaries have not received any written notice of any deficiencies for any Tax of the Company or any of its Subsidiaries from any taxing authority except for those which have been resolved, which have been paid in full, or which are being contested in good faith by appropriate proceedings and with respect to which there are adequate accruals or reserves on the financial statements of the Company and its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries is the subject of any currently ongoing audit or other proceeding with respect to Taxes nor has any audit or other proceeding with respect to Taxes been proposed in writing against any of them.

Section 3.15    Regulatory Proceedings. As of the date hereof, neither the Company nor any of its Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity (a) is a party to any rate proceeding before a Governmental Entity with respect to rates charged by the Company or any of its Subsidiaries other than in the ordinary course, (b) has rates in any amounts that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to a court (other than rates based on estimated costs and/or revenues that are subject to adjustment once the actual costs and/or revenues become known) or (c) is a party to any Contract with any Governmental Entity entered into other than in the ordinary course imposing conditions on rates or services in effect as of the date hereof or which, to the Knowledge of the Company, are as of the date hereof scheduled to go into effect at a later time, except in the case of clauses (a) through (c) that would not individually or in the aggregate, reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, in a manner that would require the Company to disclose such matter in the Company SEC Documents or the Company’s ability to perform its obligations under this Agreement.

Section 3.16    No Broker’s Fees. The Company is not a party to any Contract with any Person that would give rise to a valid claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the Private Placement or the sale of the Private Placement Shares.

Section 3.17    No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III (as modified by the Company Disclosure Schedule), neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Private Placement Shares, the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor or any of their Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III (as modified by the Company Disclosure Schedule), neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Investor or any of its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Investor or any of its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Private Placement or any other transactions or potential transactions involving the Company and the Investor.

Section 3.18    No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that no Investor nor any other Person (a) has made or is making any other express or implied representation or warranty with respect to Investor or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article IV, will have or be subject to any liability or indemnification obligation to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives, including in due diligence materials, in anticipation or contemplation of any of the Private Placement or any other transactions or potential transactions involving the Company and the Investor. The Company, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to Fraud in connection with the representations and warranties expressly set forth in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company (unless otherwise set forth herein, as of the date hereof) as set forth below:

Section 4.1    Organization, Authority, Execution and Delivery. The Investor (a) is a legal entity organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization, (b) has the requisite power and authority (corporate or otherwise) to enter into this Agreement, perform its obligations under this Agreement and to consummate the Private Placement (c) has duly authorized the execution and delivery of this Agreement and no other corporate proceedings on the part of the Investor are necessary to authorizing the Private Placement and (d) has duly and validly executed and delivered this Agreement. Assuming due authorization, execution and delivery hereof and thereof by the Company, this Agreement constitutes the legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally or equitable considerations.

Section 4.2    No Conflict. The execution and delivery by the Investor of this Agreement, the compliance by the Investor with all of the provisions hereof and the consummation of the transactions contemplated herein (a) will not conflict with, or result in breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which the Investor is party or is bound or to which any of the property or assets of the Investor are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable organizational documents) of the Investor and (c) will not result in any violation of any Law or Order applicable to the Investor or any of its properties, except in each of the cases described in clause (a) or (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

Section 4.3    Consents and Approvals. No consent, approval, authorization, Order, registration, qualification or filing of or with any Governmental Entity having jurisdiction over the Investor or any of its properties is required for the execution and delivery by the Investor of this Agreement, the compliance by the Investor with the provisions hereof and the consummation of the transactions contemplated herein.

Section 4.4    No Registration. The Investor understands that (a) the Private Placement Shares, as well as the Common Stock into which the Private Placement Shares may be converted, have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto and (b) the foregoing Private Placement Shares, as well as the Common Stock into which the Private Placement Shares may be converted, cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 4.5    Purchasing Intent. The Investor is acquiring the Private Placement Shares for its own account or accounts or funds over which it holds voting discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and the Investor has no present intention of selling, granting or transferring any other participation in, or otherwise distributing any of the Private Placement Shares, except in compliance with applicable securities Laws and subject to compliance with the provisions hereof.

Section 4.6    Sophistication; Investigation.

    (a)    The Investor acknowledges that the Private Placement Shares have not been registered under the Securities Act or under any state or other applicable securities laws. Investor (i) acknowledges that it is acquiring the Private Placement Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (ii) is a sophisticated institutional investor with extensive knowledge and experience in financial and business matters in investments of this type such that it is capable of evaluating the merits and risks of its investment in the Private Placement Shares and of making an informed investment decision and (iii) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Private Placement Shares and (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access. Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Private Placement Shares, and to protect its own interest in connection with such investment. The Investor is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. The Investor understands and is able to bear any economic risks associated with its investment in the Private Placement Shares (including the necessity of holding such shares for an indefinite period of time and including an entire loss of its investment in the Private Placement Shares and the Common Stock into which the Private Placement Shares may be converted). Investor hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and the Investor has independently evaluated the merits and risks of its decision to enter into this Agreement, is consummating the transactions contemplated by this Agreement with a full understanding, based exclusively on its own independent review, investigation and analysis, of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks, and disclaims reliance on any representations or warranties (except for the representations and warranties expressly set forth in Article III), either expressed or implied, by or on behalf of the Company.

    (b)    The Investor acknowledges and understands that the Company has not been requested to provide, and has not provided, the Investor with any information or advice with respect to the Private Placement Shares (or the Common Stock into which the Private Placement Shares may be converted), and such information or advice is neither necessary nor desired. Investor agrees that it is not relying on any investigation of any advisor to the Company and any advisor to the Company shall have no liability to Investor in connection with the Private Placement for Shares.

Section 4.7    Ownership of Company Stock or Other Interests. As of immediately prior to the Closing, neither the Investor nor any of its Affiliates owns any capital stock, other equity or equity-linked securities or any debt securities or other indebtedness of the Company or any of its Subsidiaries or any Company Investments.

Section 4.8    No Broker’s Fees. The Investor is not a party to any Contract with any Person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Private Placement or the sale of the Private Placement Shares or payment of the Purchase Amount.

Section 4.9    No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III(as modified by the Company Disclosure Schedule), Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person (including Moelis & Company LLC), (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to Investor or any of its Representatives or any information developed by Investor or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Schedule), will have or be subject to any liability or indemnification obligation to Investor resulting from the delivery, dissemination or any other distribution to Investor or any of its Representatives, or the use by Investor or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to Investor or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Private Placement or any other transactions or potential transactions involving the Company and Investor. Investor, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to Fraud in connection with the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Schedule).

Section 4.10    No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, neither the Investor nor any other Person on its behalf has made or is making any other express or implied representation or warranty.

ARTICLE V

ADDITIONAL COVENANTS

Section 5.1    Blue Sky. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the offer and sale of the Private Placement Shares to the Investor pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Investor on the date hereof. The Company shall timely make all filings and reports relating to the offer and sale of the Private Placement Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the date hereof. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.1.

Section 5.2    Legends. Each certificate evidencing securities issued hereunder or securities resulting from the conversion of such securities and each certificate issued in exchange for or upon the Transfer of any such securities, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, OWNERSHIP AND OTHER RESTRICTIONS SET FORTH IN THE PREFERRED STOCK PURCHASE AGREEMENT, DATED MAY 6, 2020, BY AND BETWEEN CENTERPOINT ENERGY, INC. AND THE INVESTOR PARTY THERETO, AS MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE ISSUER, WITHOUT COST.”

In the event that any such securities are uncertificated, such securities shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation. The Company shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such securities (or the securities register or other appropriate Company records, in the case of uncertified securities), upon Investor’s request, at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, with respect to the second paragraph of the Legend upon the expiration of the Transfer Restricted Period and, with respect to the first paragraph of the Legend, when such securities may be sold under Rule 144 of the Securities Act and under this Agreement. The Company may reasonably request such opinions of counsel, certificates or other evidence reasonably satisfactory to the Company that such restrictions no longer apply as a condition to removing the Legend.

Section 5.3    Investor Standstill and Voting Commitments.

    (a)    For the duration of the Standstill Period, and subject to the terms and conditions set forth herein, the Investor agrees that it will not, and will cause its Affiliates and its and their respective principals, directors, general partners, officers, employees, and agents and other Representatives acting on its behalf not to, directly or indirectly, acting alone or in concert with others, without the prior written consent of the Company:

(i)    acquire, agree to acquire, propose, offer to acquire (collectively, “Purchase”), or facilitate the Purchase by any other Person of, any securities or other indebtedness of the Company or its Subsidiaries, any warrant or option to purchase such securities or other indebtedness, any security convertible into any such securities or other indebtedness, any other right to acquire such securities or other indebtedness (collectively, “Company Investments”); provided, however, that the Investor will be permitted to Purchase Common Stock so long as the Investor together with its Affiliates would Beneficially Own 2.0% or less of the outstanding Common Stock after giving effect to such acquisition.

(ii)    (I) (A) call, or seek to call, an extraordinary general meeting of the Company’s shareholders, or act, or seek to act, by written consent of the Company’s shareholders (or the setting of a record date therefor), (B) propose, or announce an intention to propose, a change in the capitalization, stock repurchase programs, dividend policy corporate structure or management of the Company or its Subsidiaries or any of their respective boards of directors (including through any “withhold” or similar campaign or the removal of any members thereof), or seek election, or appointment to, or representation on, or nominate or propose the nomination of, or recommend the nomination of, any candidate to any of such boards of directors, in each case, except for such statements that are consistent with the Press Release, (C) make or be the proponent of any shareholder proposal to the Company or conduct a referendum of shareholders of the Company or (D) solicit, or participate in the solicitation of (as such term is used in the proxy rules promulgated under the Exchange Act and without regard to any exemptions set forth in such rules), any proxies, consents or other votes with respect to any Company Investments, the election or removal of directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents, (II) unless the Company has materially breached its obligations under Section 5.8, make any ad hominem attack on or public statement (including any statement that would reasonably be expected to become public) that disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of the Company and its Affiliates or any current or former director or officer or employee of the Company or its Subsidiaries; provided that, this subsection (II) shall not apply to any responses by the Investor to any former directors, officers or employees of the Company or its Subsidiaries who make an ad hominem attack on or public statement (including any statement that would reasonably be expected to become public) that disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of the Investor or its Affiliates or any current or former director or officer or employee of the Investor or its Affiliates, provided further that, notwithstanding the foregoing, (x) each Investor shall be permitted to privately respond to any unsolicited inquiry made by a third party with respect to the Private Placement Shares or the Company, so long as, in making any such response, (A) the Investor does not reference individual employees or members of the management of the Company or its Subsidiaries or any members of their respective boards of directors, (B) the Investor does not make any statement or implication that is reasonably known by the Investor to be inconsistent or in conflict with any Public Communication on such subject, and (C) the Investor provides the Company with prompt notice that it has made such communication (which notice shall identify the Person with whom the Investor has communicated and a description of the nature of the discussion) (the conditions in clauses (A) to (C), the “Communication Conditions”) and (y) the foregoing will not restrict the ability of any Person to comply with applicable Law, any subpoena or other legal process or respond to request for information from any Governmental Entity with jurisdiction over the Investor or its Affiliates or Representatives from whom information is sought (so long as such process or request did not result from discretionary acts by the Investor or its Affiliates or Representatives), (III) make any request (written or oral), or announcement of an intention to request, that the Company amend, waive or terminate any provision of this Agreement, or its Articles of Incorporation or bylaws (or any equivalent documents or amendments thereto of any of the foregoing), or (IV) make any request or other demand for stock list materials or other books or records of the Company or any of its Subsidiaries;

(iii)    make any statement or proposal (written or oral) to any of the Company’s or its Subsidiaries’ boards of directors, individual directors or management of such entities, or make any statement or proposal (written or oral) with respect to, a merger, tender offer, exchange offer, consolidation, acquisition, restructuring, business combination, sale of assets, recapitalization, dividend, share repurchase or liquidation, or any similar or comparable transaction involving the Company (including its Subsidiaries and joint ventures or any of their respective securities or assets), either publicly or in a manner that would reasonably require any party to make a public action, disclosure or statement (written or oral) regarding the possibility of any of the foregoing;

(iv)    engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or broad basket of securities) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company and would, in the aggregate or individually, result in the Investor ceasing to have a “net economic long position” in the Company;

(v)    sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Common Stock to any third party;

(vi)    institute, solicit or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its Subsidiaries or any of its or their respective current or former directors or officers (including derivative actions); provided, however, that for the avoidance of doubt, the foregoing shall not prevent Investor from (A) bringing litigation to enforce any provision of this Agreement instituted in accordance with and subject to the terms of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against the Investor, (C) exercising statutory appraisal rights or (D) responding to or complying with validly issued legal process;

(vii)    enter into a voting trust, voting agreement or similar voting arrangement with respect to any Company Investment, or subject any Company Investment to any voting trust, voting agreement or similar voting arrangement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and similar other accounts), in each case other than (A) this Agreement, (B) solely with Affiliates of the Investor or (C) granting proxies in solicitations approved by the Board;

(viii)    disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, in each case either publicly or in a manner that would reasonably require any Party to make a public action, disclosure or statement (written or oral), in each case, only as required by applicable Law, regarding any of the foregoing;

(ix)    advise, assist or encourage any other Person or enter into any discussions, negotiations, agreements or arrangements with any other Person in connection with any conduct proscribed by the foregoing; or

(x)    form a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any other Person (other than Affiliates).

Notwithstanding the foregoing:

(i)    this Section 5.3(a) shall be inoperative and of no force and effect if any other Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) shall (x) enter into an agreement with the Company providing for the acquisition of (A) Beneficial Ownership of more than 50% of the outstanding Voting Securities, (B) the right to designate members who in the aggregate hold a majority of the voting power of the Board, or (C) all or substantially all of the assets of the Company and its subsidiaries (each, an “Extraordinary Transaction”), or (y) commence any tender or exchange offer (by any person other than the Investor or their Affiliates) which, if consummated, would result in the acquisition by any person of Beneficial Ownership of more than 50% of the outstanding Voting Securities, where the Company files with the SEC a Schedule 14D-9 (or any amendment thereto) that does not recommend that its shareholders reject such tender or exchange offer (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act in response to the commencement of any tender or exchange offer);

(ii)    if the Company enters into, or announces any plans to enter into, any agreement or understanding with respect to the sale or disposition of all or substantially all of the equity or assets of any of the Company’s Subsidiaries, any statements (written or oral) made by the Investor with respect to such sale or disposition shall not constitute a breach of this Section 5.3(a) so long as, in making such statements, the Investor solely refers to such sale or disposition and complies with clauses (A), (B) and (C) of the Communication Conditions, set out above;

(iii)    nothing in this Section 5.3(a) shall be understood to prohibit or otherwise limit the Investor or its Affiliates from (x) trading, directly or indirectly, (I) in Common Stock or indebtedness of the Company as permitted by Section 5.3(a); provided that such trading shall not cause the Investor to become the Beneficial Owner of more than 2.0% of the outstanding Common Stock and such trading shall comply with the restrictions in Section 5.3(a)(iv), or (II) in any index, exchange traded fund, benchmark or other basket of securities which may contain, or otherwise reflect the performance of, any securities of the Company, including but not limited to “XLU” on the NYSE Arca Exchange (such indices, funds, benchmarks or baskets collectively, “Basket Investments”) or (y) engaging in private communications solely with the Chairman of the Board, Chief Executive Officer or their designees, in each case, only so long as such private communications would not reasonably be expected to require any public disclosure thereof by the Company or the Investor; and

(iv)    public responses by the Investor to any unsolicited public statement or press release by a third party with respect to the Private Placement Shares, the Company or its Subsidiaries that specifically names or references the Investor or any of its employees, Affiliates or agents will be permitted so long as (I) the Investor complies with the Communications Conditions and (II) such public response relates only to the Private Placement Shares, the Company or its Subsidiaries or otherwise does not violate Section 5.3(a)(i), (ii) or (iii) (or Section 5.3(a)(vii) or (viii) as relates to the foregoing) and mere receipt of any unsolicited inquiries or indications of interest relating to the Company or its Subsidiaries by the Investor or its Affiliates, shall not constitute a breach of the obligations in this Section 5.3; provided that the Investor shall promptly inform the Company of such inquiries or indications of interest.

    (b)    During the Standstill Period, the Investor and its Affiliates will cause all of the Voting Securities that such Investor or any of its Affiliates have the right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of shareholders or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of a meeting, (w) in favor of each director nominated and recommended by the Board for election at any such meeting or through any such written consent, (x) against any stockholder nominations for director that are not approved and recommended by the Board for election at any such meeting or through any such written consent, (y) against any proposals or resolutions to remove any member of the Board and (z) in accordance with recommendations by the Board on all other proposals or business that may be the subject of stockholder action at such meetings or written consents; provided, however, that the Investor and its Affiliates shall be permitted to vote in their sole discretion on proposals providing for any Extraordinary Transaction.

Section 5.4    Public Filings; Announcements. On May 7, 2020 and not later than 8:30 a.m. Eastern Time on such date, the Company shall (a) issue a press release in respect of the transactions contemplated by this Agreement, the Other Preferred Stock Purchase Agreement and the Common Stock Purchase Agreements (the “Press Release”), (b) file its Quarterly Report on Form 10-Q with the SEC for the period ended March 31, 2020, (c) file a Current Report on Form 8-K with the SEC disclosing the Company’s entry into this Agreement, the Other Preferred Stock Purchase Agreement and the Common Stock Purchase Agreements, and all such filings and such press release shall be in substantially the form and substance provided to the Investor prior to the execution and delivery of this Agreement, and (d) issue the press release described in clause (i) of Earnings Materials and file the Current Report on Form 8-K and supplemental materials described in clause (ii) and (iii) of Earnings Materials. Neither of the Company or the Investor nor any of their respective Affiliates shall make any public statement regarding the subject matter of this Agreement or the matters set forth herein prior to issuing the press release and filing the Quarterly Report described in the immediately preceding sentence.

Section 5.5    Use of Proceeds. The Company will utilize the proceeds from the sale of the Private Placement Shares for such general corporate purposes as determined by the Company, which, for the avoidance of doubt, may include repayment of indebtedness.

Section 5.6    HSR Cooperation. In the event the Investor would be required to file any notification and report form pursuant to the HSR Act as a result of the conversion of any Private Placement Shares into shares of Common Stock pursuant to the terms of the Preferred Stock Amendment, the effectiveness of such conversion shall be delayed automatically (in whole, or at the option of the Investor upon prior written notice to the Company, only to the extent necessary to avoid a violation of the HSR Act), until the Investor, at its sole expense, shall have made such filing under the HSR Act and the Investor shall have received early termination clearance in respect thereof or the waiting period in connection with such filing under the HSR Act shall have expired; provided, however, that in such circumstances the Investor shall use commercially reasonable efforts to make such filing and obtain such clearance or expiration of such waiting period as promptly as reasonably practical, and the Company shall make all required filings and use commercially reasonable efforts to cooperate with the Investor in connection with the making of such filing and obtaining such clearance or expiration of such waiting period.

Section 5.7    Buybacks; Certain Tax Matters.

    (a)    Prior to the Mandatory Conversion Date, in the event of any proposed repurchase or buyback of Common Stock by the Company, the Company shall provide the Investor with written notice of such proposed transaction at least ten Business Days prior to such transaction, and the Investor (or an Affiliate thereof as applicable) shall have the right, at its respective option, to include Investor’s or its Affiliate’s securities of the Company in such transaction up to their respective pro rata portion calculated on an as-converted basis, upon delivery of notice of election thereof at least one Business Day prior to such transaction.

    (b)    The Parties shall treat the Series C Preferred Stock as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder (such treatment, the “Tax Treatment”) and agree to take no positions inconsistent with the Tax Treatment on any Tax Return, including on any IRS Form 1099 or IRS Form 1042-S, except to the extent (i) that a change in applicable Law causes the Tax Treatment not to be “more likely than not” to be upheld under applicable Law or (ii) required in connection with the resolution of an Internal Revenue Service audit or other similar Tax proceeding.

Section 5.8    Public Disclosures and Non-Disparagement.

    (a)    Until the first anniversary of the date of this Agreement, except as otherwise required by applicable Law, Order, court process or the rules and regulations of any national securities exchange or national securities quotation system (based on the advice of counsel, and in that event only if time does not permit), Investor shall not issue any press release or make any other public statement related to this Agreement or the transactions contemplated hereby that identifies or otherwise expressly references the Company, without the prior consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

    (b)    Notwithstanding anything to the contrary in this Section 5.8, the Company may, without the prior approval of the Investor, (i) include in any report it files or furnishes with the SEC, any other Governmental Entity or stock exchange and any press release or other public disclosure with respect to such transactions as is required by Law, Order, court process or the rules and regulations of any stock exchange factual information relating to the Investor, or any of its Affiliates, relating to this Agreement and the transactions contemplated hereby or that was previously included in a press release or other public statement or disclosure consented to in accordance with this Section 5.8, and (ii) to communicate with state public utility commissions, federal utility regulators, and similar Governmental Entities regarding the transaction, in each case without the requirement of obtaining any further consent from any such party.

Section 5.9    Stock Exchange Matters. The Company shall use its reasonable best efforts to (a) obtain any approvals of the New York Stock Exchange necessary for the issuance of the Underlying Shares, including to cause the Underlying Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, and (b) maintain the listing of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Underlying Shares. The Company shall cause a number of shares of Common Stock equal to the total number of Underlying Shares to be authorized, reserved, and kept available at all times, free and clear of preemptive rights and all Liens (other than transfer restrictions imposed hereunder, under the Articles of Incorporation or by applicable Law), to allow for full conversion of the Private Placement Shares in accordance with the terms of this Agreement and the Statement of Resolution. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 5.9.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1    Shelf Registration Statement.

    (a)    The Company shall use its reasonable best efforts to file, not later than (i) 60 days after the date hereof (the “S-3 Shelf Filing Deadline”), a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities held by the Preferred Investors on a delayed or continuous basis (the “Form S-3 Shelf”), or (ii) 90 days after the date hereof (the “S-1 Shelf Filing Deadline” and, along with the S-3 Shelf Filing Deadline, each, a “Filing Deadline”), in the event that the Company is not eligible to file Form S-3 Shelf as of or prior to the S-3 Shelf Filing Deadline, a Shelf Registration Statement on Form S-1 (a “Form S-1 Shelf” and, along with a Form S-3 Shelf, each a “Shelf Registration Statement”); provided that the Company shall use its commercially reasonable efforts to remain qualified to file the Form S-3 Shelf.

    (b)    Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, and shall use its commercially reasonable efforts to keep such Shelf Registration Statement, or a successor Registration Statement thereto, continuously effective under the Securities Act until the date that all Registrable Securities covered by such Shelf Registration Statement have been disposed of by the Preferred Investors or are no longer Registrable Securities; provided that in no event shall the Company’s obligation to keep such Shelf Registration Statement effective extend beyond the three year anniversary of the date hereof. In the event the Company becomes ineligible to use the Form S-3 Shelf during the Shelf Period, the Company shall use reasonable best efforts to file a Form S-1 Shelf not later than 90 days after the date the Company becomes ineligible, and shall use its reasonable efforts to have such Shelf Registration Statement declared effective promptly (the period during which the Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this Section 6.1 is referred to as the “Shelf Period”). In the event the Company files a Form S-1 Shelf (either prior to the S-1 Shelf Filing Deadline or during the Shelf Period) and thereafter becomes eligible to use a Form S-3 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf to a Form S-3 Shelf promptly after the Company becomes so eligible.

    (c)    The Company shall promptly notify the Preferred Investors by e-mail of the effectiveness of a Shelf Registration Statement after the Company telephonically confirms effectiveness with the SEC (but in no event more than two Business Days thereafter). The Company shall file a final prospectus with the SEC to the extent required by Rule 424 under the Securities Act. The “Plan of Distribution” section of such Shelf Registration Statement shall provide for customary permitted means of disposition of Registrable Securities, including agented transactions, sales directly into the market, purchases or sales by brokers, underwritten offerings and privately negotiated transactions. The Company shall use its reasonable efforts to cause any Registrable Securities offered for resale pursuant to an effective Shelf Registration Statement to be listed on the New York Stock Exchange, or such other national securities exchange as the Common Stock may be listed during the time such Shelf Registration Statement is effective.

Section 6.2    Shelf Takedown.

    (a)    Subject to any applicable restrictions on transfer in this Agreement or otherwise, at any time during the Shelf Period (subject to any Suspension Period), by notice to the Company specifying the intended method or methods of disposition thereof, any Preferred Investor or Preferred Investors holding Registrable Securities that, in the aggregate, have market value in excess of $200 million (each such Preferred Investor, a “Takedown Requesting Investor”) may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such holder’s Registrable Securities that may be registered under such Shelf Registration Statement, which request shall state the number of the Registrable Securities to be included in such Public Offering, and as soon as reasonably practicable, the Company shall, subject to the other applicable provisions of this Agreement, amend or supplement the Shelf Registration Statement as necessary for such purpose; provided that the Company shall not be obligated to effect more than one Shelf Takedown Request during any 12-month period or more than two Shelf Takedown Requests during the Shelf Period, and the Company shall not be obligated to effect any Underwritten Shelf Takedown if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown, in the good faith judgment of the managing underwriter(s) thereof, is less than $200 million.

    (b)    Subject to any applicable restrictions on transfer in this Agreement or otherwise, promptly upon receipt of a Shelf Takedown Request (but in no event more than five Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) specifying an Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each Preferred Investor with Registrable Securities covered by the applicable Shelf Registration Statement (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in such requested Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company, subject to Section 6.2(c) below, shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within 10 Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than such percentage specified by such Potential Takedown Participant) of the closing price for the Common Stock on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable) and Section 6.2(c) and Section 6.2(d) below, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 6.2(b) shall be determined by the Takedown Requesting Investors.

    (c)    If the managing underwriter(s) for a requested Underwritten Shelf Takedown advise the Company and the Takedown Requesting Investors that in their reasonable view the number of Registrable Securities proposed to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Takedown Requesting Investors (the “Maximum Offering Size”), then the Company shall so advise any Potential Takedown Participant electing to participate in such Underwritten Shelf Takedown, and shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold, allocated, if necessary for the offering not to exceed the Maximum Offering Size. The number of Registrable Securities included in such Underwritten Shelf Takedown will be allocated among the Potential Takedown Participants as follows:

(i)    first, each Potential Takedown Participant shall be allocated an amount equal to the lesser of (x) the Maximum Offering Size multiplied by a fraction, the numerator of which is the number of Registrable Securities then held by each Potential Takedown Participant and the denominator of which is the aggregate number of Registrable Securities then held by all Potential Takedown Participants and (y) the number of Registrable Securities requested to be included by such Potential Takedown Participant in the offering; and

(ii)    second, to the extent that the Maximum Offering Size is not fully allocated pursuant to clause (i), the excess of (x) the Maximum Offering Size over (y) the amount allocated pursuant to clause (i) (the “Remaining Securities”) shall be allocated among any Potential Takedown Participant whose allocation pursuant to clause (i) is less than the number of

Registrable Securities requested to be included in such offering by such Potential Takedown Participant (each, a “Cutback Participant”) such that each Cutback Participant shall be entitled to include pursuant to this clause (ii), the lesser of (x) the Remaining Securities multiplied by a fraction, the numerator of which is the number of Registrable Securities then held by each Cutback Participant and the denominator of which is the aggregate number of Registrable Securities then held by all Cutback Participants and (y) the number of Registrable Securities requested to be included by such Cutback Participant in the offering. If any portion of the Maximum Offering Size remains unallocated, the procedure in this clause (ii) shall be recursively repeated until all Registrable Securities up to the Maximum Offering Size have been allocated.

    (d)    The Takedown Requesting Investor shall have the right to select the investment banker(s) and manager(s) (which shall consist of one or more reputable nationally recognized investment banks, subject to the Company’s approval, not to be unreasonably withheld, and which shall be represented by underwriters’ counsel acceptable to the Company in its sole discretion) to administer any Underwritten Shelf Takedown and one firm of counsel to represent all of the participating holders of Registrable Securities, including the Takedown Requesting Investors and any Potential Takedown Participants electing to participate in such Underwritten Shelf Takedown (along with any reasonably necessary local counsel), in connection with such Underwritten Shelf Takedown. The Company and any Potential Takedown Participant participating in an Underwritten Shelf Takedown will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering. The Company shall be permitted to include in any Underwritten Shelf Takedown pursuant to this Section 6.2 any securities that are not Registrable Securities with the prior written consent of the Takedown Requesting Investors (not to be unreasonably withheld). In the event that the managing underwriter determines that marketing factors require a limitation on the number of shares to be underwritten in such Underwritten Shelf Takedown, the managing underwriter may limit the number of shares proposed to be included in such Underwritten Shelf Takedown by (i) first including the Registrable Securities requested by the Takedown Requesting Investor to be included in the Underwritten Shelf Takedown and (ii), thereafter, including such additional securities as are requested by the Company to be included (subject to the consent of the Requesting Investors pursuant to the immediately preceding sentence, not to be unreasonably withheld) in such Underwritten Shelf Takedown as the managing underwriter in its reasonable discretion determines are able to be marketed and sold in connection with the Registrable Securities in clause (i).

Section 6.3    Required Suspension Period.

    (a)    Notwithstanding any other provision of this Agreement, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of) or seeking of effectiveness of, or suspend the use by the Preferred Investors of (including requiring the Preferred Investors to suspend any offerings or sales of Registrable Securities pursuant to), any Shelf Registration Statement for a period of up to 120 days:

(i)    if an event occurs as a result of which the Shelf Registration Statement and any related prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Shelf

Registration Statement, file a new registration statement or supplement any related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder;

(ii)    if the Company believes that any such registration or offering (A) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Company or (B) would require the Company, under applicable securities Laws and other Laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception (B) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material; or

(iii)    upon issuance by the SEC of a stop order suspending the effectiveness of any Shelf Registration Statement with respect to Registrable Securities or the initiation of Legal Proceedings with respect to such Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act;

any such period contemplated by clauses (i) to (iii) of this Section 6.3(a), a “Suspension Period”).

    (b)    In no event shall the Company declare a Suspension Period more than two times in any 12-month period or for more than an aggregate of 120 days in any 12-month period. The Company shall give immediate written notice to the Preferred Investors of its declaration of a Suspension Period and of the expiration of the relevant Suspension Period. The Preferred Investors shall keep the information contained in such notice confidential subject to the same terms set forth in Section 6.6 of this Agreement. If the Company defers any registration of Registrable Securities in response to a Shelf Takedown Request or requires the Preferred Investors to suspend any Underwritten Public Offering, the Preferred Investors shall be entitled during the Suspension Period to withdraw their request for the Registration of Registrable Securities and, if such request is withdrawn, such request shall not be considered a Shelf Takedown Request for purposes of Section 6.2 and the Company shall pay all reasonable out-of-pocket expenses in connection therewith in accordance with Section 6.7.

Section 6.4    Registration Procedures.

    (a)    Requirements. In connection with the Company’s obligations under this Article VI, the Company shall use its commercially reasonable efforts to effect such registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall use its commercially reasonable efforts to:

(i)    as promptly as reasonably practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and prospectus, and, before filing a Registration Statement or prospectus or any amendments or supplements thereto,

(x) furnish to the Preferred Investors whose Registrable Securities are covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such Preferred Investors and their respective counsel, (y) make such changes in such documents concerning the Preferred Investors prior to the filing thereof as such Preferred Investors, or their counsel, may reasonably request and (z) not file any Registration Statement or prospectus or amendments or supplements thereto to which the Preferred Investors, in such capacity, shall reasonably object;

(ii)    prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the prospectus as may be (x) reasonably requested by any Preferred Investor with Registrable Securities covered by such Registration Statement, or (y) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)    notify the Preferred Investors and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other Governmental Entity for amendments or supplements to such Registration Statement or such prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any Order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)    as promptly as reasonably practicable notify the Preferred Investors when the Company becomes aware of the happening of any event as a result of which such Registration Statement or the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus or any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, when any issuer free writing prospectus (as defined in Rule 433 under the Securities Act) relating to an offer of the Registrable Securities includes information that may materially conflict with the information contained in such Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Preferred Investors, an amendment or supplement to such Registration Statement or prospectus, which shall correct such misstatement or omission or effect such compliance.

    (b)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

(c)    The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4(a)(iv), the Investor shall discontinue disposition of any Registrable Securities covered by such Registration Statement or pursuant to the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Investor shall use commercially reasonable efforts to return to the Company all copies then in its possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Investor thereof. In the event the Company invokes an Interruption Period hereunder and in the sole discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Investor that such Interruption Period is no longer applicable.

Section 6.5    Required Information. The Company may require the Investor to furnish to the Company such information regarding the distribution of such securities and such other information relating to the Investor and its ownership of Registrable Securities as is required to be included in any Registration Statement as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of the Investor if the Investor fails to furnish such information within a reasonable time after receiving such request. The Investor agrees to furnish such information to the Company and to use commercially reasonable efforts to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement. It is understood and agreed that the obligations of the Company under Article VI are conditioned on the timely provisions of the foregoing information by the Investor and, without limitation of the foregoing, will be conditioned on compliance by the Investor with the following:

    (a)    the Investor will, and will cause its Affiliates to, cooperate with the Company in connection with the preparation of the applicable Registration Statement and prospectus and, for so long as the Company is obligated to keep such Registration Statement effective, the Investor will and will cause its Affiliates to, provide to the Company, in writing and in a timely manner, for use in such Registration Statement (and expressly identified in writing as such), all information regarding itself and its Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such Registration Statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by the Investor and to maintain the currency and effectiveness thereof;

    (b)    during such time as the Investor and its Affiliates may be engaged in a distribution of the Registrable Securities, the Investor will, and it will cause its Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause its Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable Registration Statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by the Investor or its Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and

    (c)    the Investor shall, and they shall cause its Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by the Investor and (ii) execute, deliver and perform under any customary agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires.

Section 6.6    Confidentiality. Pending any required public disclosure by the Company and subject to applicable legal requirements and the terms of this Agreement, the Parties will maintain the confidentiality of details contained in all notices and other communications regarding a prospective sale of securities hereunder.

Section 6.7    Expenses. All expenses incurred in connection with any Shelf Registration Statement or registered offering covering Registrable Securities (whether or not consummated), including all registration and filing fees, printing expenses, the fees and expenses of the independent certified public accountants, the fees and expenses of the Company’s legal counsel, transfer agent’s fees, the expense of qualifying such Registrable Securities under state “Blue Sky” Laws, and, subject to the consent of the Company (not to be unreasonably withheld, conditioned or delayed) reasonable fees and expenses of one firm of attorneys selected by the Preferred Investors; provided, however, that the Company will not be required to pay more than $75,000 in fees and expenses of any such counsel in connection with any Underwritten Shelf Takedown, will be borne by the Company. Notwithstanding the foregoing, all underwriters’, brokers’ or dealers’ discounts or commissions applicable to Registrable Securities sold for the account of the Preferred Investors (and any Taxes related thereto) will be borne by the Preferred Investors in accordance with their Pro Rata Portion.

Section 6.8    Indemnification With Regard To Certain Securities Law Matters.

    (a)    Indemnification by the Company. To the extent permitted by applicable law, in the event of any registration under the Securities Act by any Registration Statement pursuant to rights granted in this Agreement of Registrable Securities, or any offering made pursuant thereto, the Company will indemnify and hold harmless the Investor and its officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such), and each underwriter of such securities and each other Person, if any, who controls the Investor or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, or liabilities (including reasonable legal fees and costs of court) (collectively, “Losses”), joint or several, to which the Investor and its officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates, or such underwriter or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or any actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained, on any applicable effective date, in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus forming a part of such Registration Statement, in the light of the circumstances under which they were made) not misleading, (ii) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the filing of the final prospectus) or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus) or any free writing prospectus, or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus, in light of the circumstances in which they were made, not misleading, or (iii) arise out of or are based upon any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such Registration Statement, disclosure document or other document or report; provided, however, that the Company shall not be liable to the Investor or its respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates or an underwriter or any other Person who controls the Investor or such underwriter in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such amendment or supplement or such prospectus), which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Investor or such underwriter or their respective Representatives specifically for use therein. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor or any indemnified party and shall survive the Transfer of such securities by the Investor and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Investor.

    (b)    Indemnification by Investor. To the extent permitted by applicable law, the Investor separately (and not jointly or severally) will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.8(a)) the Company, its officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such), each underwriter of such securities, and each other Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any Losses, joint or several, to which the Company and such officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates or such underwriter or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or any actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained, on any applicable effective date, in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus forming a part of such Registration Statement, in the light of the circumstances under which they were made) not misleading or (ii) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the filing of the final prospectus) or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading, in the case of each of clauses (i) and (ii), if and to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Investor or its respective Representatives specifically for use therein; provided, however, that the total amount to be indemnified by the Investor pursuant to this Section 6.8(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by the Investor in the offering to which such Registration Statement relates; provided, further, that the Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, prospectus or any amendment thereof or supplement thereto, the Investor has furnished in writing to the Company information expressly for use in, and within a reasonable period of time (in any event at least five Business Days) prior to the filing of, such Registration Statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by the Investor to the Company. This indemnity shall be in addition to any liability the Investor may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the Transfer of such securities by the Investor and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Company.

(c)    Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6.8(a) or Section 6.8(b), the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in Section 6.8(a) or Section 6.8(b), as applicable, except to the extent, if any, that the indemnifying party is actually prejudiced by the failure to give notice and then only to such extent. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party and the indemnifying party agrees as part of such authorization to pay such fees and expenses, (ii) the indemnifying party shall have failed within a reasonable period of time to employ counsel reasonably satisfactory to the indemnified party and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that representation of both such indemnifying party and the indemnified party by the same counsel would be inappropriate because of an actual conflict of interest between the indemnifying party and the indemnified party, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel for each jurisdiction, if necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for all indemnified parties with regard to all claims arising out of similar circumstances; and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation, (B) includes an admission of fault, culpability or failure to act by or on behalf of the indemnified party, (C) commits the indemnified party to take, or refrain from taking, any action or (D) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

    (d)    Contribution. If the indemnification required by Section 6.8(a) or Section 6.8(b), as applicable, from the indemnifying party is unavailable to or insufficient to indemnify and hold harmless an indemnified party in respect of any indemnifiable Losses as required by Section 6.8(a) or Section 6.8(b), as applicable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit received by the indemnifying and indemnified parties from the offering of securities and (ii) if the allocation in clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action, statement or omission; provided, however, that the total amount to be contributed by the Investor pursuant to this Section 6.8(d) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by the Investor in the offering to which such Registration Statement relates; provided, further, that the Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, prospectus or any amendment thereof or supplement thereto, the Investor has furnished in writing to the Company information expressly for use in, and within a reasonable period of time (in any event at least five Business Days) prior to the filing of, such Registration Statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by the Investor to the Company. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 6.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 6.8(d). Notwithstanding the provisions of this Section 6.8(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

    (e)    Notwithstanding any other provision of this Agreement, in no event shall any indemnified party be entitled to indemnification pursuant to this Section 6.8 to the extent any Losses were attributable to such indemnified party’s own Fraud, gross negligence or willful misconduct.

Section 6.9    Rules 144 and 144A and Regulation S. For so long as the Investor owns any Registrable Securities, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor, make publicly available such necessary public information, within the meaning of Rule 144, for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will use its commercially reasonable efforts to take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. So long as the Investor owns any Registrable Securities, upon the written request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with the reporting requirements of the Exchange Act.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile or email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

    (a)    If to the Company:

CenterPoint Energy, Inc.

1111 Louisiana

Houston, Texas 77002

Attention:    Jason M. Ryan

Email:          jason.ryan@CenterpointEnergy.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz LLP

51 West 52nd Street

New York, NY 10019

Attention:    Sabastian V. Niles

          DongJu Song

Email: SVNiles@wlrk.com

  DSong@wlrk.com

    (b)    If to the Investor:

The notice address for the Investor is included on Schedule A attached hereto.

Section 7.2    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company, except that (a) the Investor may assign and transfer, without the prior consent of the Company, its rights pursuant to Article VI (Registration Rights) hereof to a transferee to whom a Transfer of Private Placement Shares is permitted pursuant to this Agreement with respect to Private Placement Shares being Transferred, and (b) the Investor may grant to a creditor or lender a security interest in and to the Private Placement Shares, the Common Stock and/or its rights pursuant to Article VI (Registration Rights), and such rights may be further assigned by such creditor or lender. Any assignment in violation of this Section 7.2 shall be void ab initio. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties and permitted assigns.

Section 7.3    Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as exhibits and schedules to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties (including, with respect to the Investor, any prior agreement between the Company and any of the Investor’s Affiliates) with respect to the subject matter of this Agreement; provided that, notwithstanding anything to the contrary therein, the terms of the email confidentiality agreement, dated May 2020, between the Company, on the one hand, and Investor, on the other hand, shall survive with respect to the information contained in the Company Disclosure Schedule.

Section 7.4    Governing Law; Venue; Waiver of Jury Trial.

    (a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

    (b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.4.

Section 7.5    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 7.6    Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only upon written consent by the Company and the Investor. Any amendment, restatement, modification or change effected in accordance with this Section 7.6 shall be binding upon the Investor, each transferee or future holder of the Private Placement Shares, and the Company. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 7.7    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 7.8    Specific Performance. Each of the Parties agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party hereto from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 7.9    Relationship Among Parties.

    (a)    Notwithstanding anything herein to the contrary, the duties and obligations of the Preferred Investors, on the one hand, and the Company, on the other hand, arising under this Agreement and the Other Preferred Stock Purchase Agreement shall be separate (and not joint or several). No Party shall have any responsibility by virtue of this Agreement for any trading by any other entity. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement. The Parties acknowledge that this Agreement and the Other Preferred Stock Purchase Agreement do not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company. The Company acknowledges and the Investor confirms that it has independently participated in the negotiation of the transactions contemplated under this Agreement with the advice of counsel and advisors.

    (b)    It is understood and agreed that the Investor does not have any duty of trust or confidence in any form with the Company, or any of the Company’s other stakeholders and, except as expressly provided in this Agreement, there are no agreements, commitments or undertakings by, among or between any of them with respect to the subject matter hereof.

Section 7.10    Tax Forms. If the Company (or its agent) determines in its reasonable discretion that it is necessary or appropriate to request Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8IMY (and attachments thereto), or any successors thereto (“Tax Forms”) to determine its tax reporting and withholding obligations, if any, the Investor shall promptly provide, solely to the extent legally entitled to do so, such duly completed Tax Forms to the Company (or its agent), and the Company (or its agent) shall be entitled to rely on such forms in determining its tax reporting and withholding obligations, if any (it being agreed and understood by the Parties that in the event the Company (or its agent) is required to deduct or withhold any amount on account of Taxes in respect of any payment or distribution (or deemed distribution) with respect to a share of Series C Preferred Stock (or upon the conversion thereof), the Company (or its agent) shall, without duplication of any amounts deducted and withheld by the Company pursuant to Section 2.3(c) or already offset pursuant to this Section 7.10, be entitled to offset any such amounts against any amounts otherwise payable or deliverable in respect of any Series C Preferred Stock (or any shares of Common Stock issued or otherwise required to be issued upon the conversion of any Series C Preferred Stock) or any other amounts otherwise payable or deliverable by the Company to the relevant holder). If any Tax Form previously delivered expires or becomes obsolete or inaccurate in any respect, the Investor shall promptly update such Tax Form or promptly notify the Company in writing of its legal inability to do so.

Section 7.11    Survival.

    (a)    Except in the case of Fraud or the Fundamental Representations, no representations and warranties of the Company or the Investor shall survive the Closing. The representations and warranties of the Company in Section 3.1, 3.2(a), 3.2(b), 3.3, 3.4(b), 3.6 and the representations and warranties of the Investor in Section 4.1 (the “Fundamental Representations”), and any claims for Fraud, shall survive the Closing until the expiration of the applicable statute of limitations, and shall then expire. Notwithstanding the preceding sentence, any claim for breach of the Fundamental Representations or Fraud that is to be brought under this

Agreement shall survive the time at which it would otherwise have expired if written notice containing good-faith allegation of the inaccuracy thereof giving rise to such claim shall have been given to the Company or the Investor, as applicable, prior to such time.

    (b)    Except in the case of Fraud, the exclusive remedy for any Party and its Affiliates, for any claim arising out of an alleged breach of the Fundamental Representations will be to bring a claim for a breach of contract in respect of such Fundamental Representation, to the extent permitted under this Agreement; provided that in no event shall any Party have any liability hereunder for any exemplary, punitive or similar damages, or for any loss of future revenue, profits or income, or for damages measured as a multiple of earnings, revenue or any other performance metric, except for any such damages to the extent actually awarded by a court of competent jurisdiction and paid to a third party.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the date first above written.

CENTERPOINT ENERGY, INC.

By:	/s/ John W. Somerhalder
Name:	John W. Somerhalder II
Title:	Interim President and Chief Executive Officer

[Signature page to Preferred Stock Purchase Agreement]

BEP SPECIAL SITUATIONS IV LLC

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Managing Director and Chief Financial Officer

BEP SPECIAL SITUATIONS 2 LLC

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Managing Director and Chief Financial Officer

Schedule A

Investor	Notice Address	Amount of Series C Preferred Stock
BEP Special Situations IV LLC,

200 Crescent Court, Suite 1900

Dallas, TX 75201
Attention: Jonathan Siegler

Email: jsiegler@bluescapepartners.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

Attention: Shubi Arora, P.C.; Jhett R. Nelson

75,000 shares of Series C Preferred Stock

BEP Special Situations 2 LLC

200 Crescent Court, Suite 1900

Dallas, TX 75201
Attention: Jonathan Siegler

Email: jsiegler@bluescapepartners.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

Attention: Shubi Arora, P.C.; Jhett R. Nelson

25,000 shares of Series C Preferred Stock

Exhibit A

Form of Statement of Resolution

See attached.

Exhibit B

Form of Company Counsel Opinion

See attached.